Exhibit 99.1

LEXICON ANNOUNCES PRICING OF COMMON STOCK OFFERING

The Woodlands, Texas, October 18, 2012 – Lexicon Pharmaceuticals, Inc. (Nasdaq: LXRX) today announced the pricing of a public offering of its common stock in which the aggregate net proceeds to Lexicon will be approximately $37.2 million. The public offering consists of 17,500,000 shares of its common stock at a public offering price of $2.25 per share.

All of the shares subject to the offering are being offered by Lexicon pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission, including the related automatically effective registration statement filed by Lexicon pursuant to Rule 462(b) of the Securities Act of 1933. Lexicon has also granted the underwriters a 30-day option to purchase up to an aggregate of 2,625,000 additional shares of common stock to cover over-allotments, if any. J.P. Morgan Securities LLC and Jefferies & Company, Inc. are acting as joint book-runners for the offering, with Needham & Company, Stifel Nicolaus Weisel and Wedbush PacGrow Life Sciences acting as co-managers.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale is not permitted. The offering of these securities will be made only by means of a final prospectus supplement and accompanying prospectus, copies of which may be obtained from J.P. Morgan Securities LLC via Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone at 866-803-9204, or from Jefferies & Company, Inc. at 520 Madison Avenue, 12th Floor, New York, NY, 10022, Attention: Equity Syndicate Prospectus Department, by calling (877) 547-6340 or by emailing Prospectus_Department@Jefferies.com.

The issuer has on file with the Securities and Exchange Commission, or SEC, an effective registration statement (including a base prospectus) on Form S-3 and a related automatically effective registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, for an offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and related prospectus supplements and other documents that the issuer has filed or will file with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain a final prospectus supplement and accompanying prospectus as indicated above.

About Lexicon

Lexicon is a biopharmaceutical company focused on discovering breakthrough treatments for human disease. Lexicon currently has four drug programs in mid-stage development for diabetes, carcinoid syndrome, irritable bowel syndrome and rheumatoid arthritis, all of which were discovered by Lexicon’s research team.

Safe Harbor Statement

This press release contains “forward-looking” statements, including statements related to Lexicon’s expectations regarding the completion, timing and size of the offering. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “anticipated,” “will,” “proposed,” and similar expressions are intended to identify these forward-looking statements. There are a number of important factors that could cause Lexicon’s results to differ materially from those indicated by these forward-looking statements, including risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the offering. There can be no assurance that Lexicon will be able to complete the offering on the anticipated terms, or at all. Additional risks and uncertainties relating to the offering, Lexicon and its business can be found under the headings “Factors Affecting Forward-Looking Statements” and “Risk Factors” in Lexicon’s annual report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission and under the heading “Risk Factors” in the final prospectus supplement related to the offering to be filed with the Securities and Exchange Commission. Unless required by applicable law, Lexicon undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact for Lexicon:

Alex Abuin, Ph.D.

Vice President, Communications and Alliance Management

281/863-3213

aabuin@lexpharma.com